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                                                                Exhibit 10-2

            AMENDMENT NO. 3 TO CREDIT FACILITY AND SECURITY AGREEMENT


                  This Amendment No. 3 (the "Amendment") dated as of June 30, 1998 to Credit Facility and Security Agreement by and between Bank One, NA ("Lender"), Lexington Precision Corporation ("LPC") and Lexington Components, Inc. (`LCI").

                  WHEREAS, Lender, LPC, and LCI are parties to a Credit Facility and Security Agreement dated as of January 31, 1997, including Rider A thereto (the "Agreement").

                  WHEREAS, LPC, LCI, and Lender desire to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Agreement.

                  2. The definition of Cash Flow Ratio in Section 1 of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  "CASH FLOW RATIO": The ratio of cash flow to debt service calculated as fiscal net income plus depreciation and amortization minus dividends divided by current maturities of all long-term debt, excluding the twelve and three-quarter percent (12.75%) senior subordinated notes of LPC due February 1, 2000, in the original principal amount of THIRTY-ONE MILLION SEVEN HUNDRED TWENTY THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($31,720,125.00), the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000, in the original principal amount of THREE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS ($346,666.67), the fourteen percent (14%) junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), the ten and one-half percent (10.5%) senior unsecured note of LPC due February 1, 2000, in the original principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), and the twelve percent (12%) mortgage note of LCI due January 31, 2000, in the original principal amount of ONE MILLION THREE HUNDRED SEVENTY THOUSAND FIFTEEN AND 65/100 DOLLARS ($1,370,015.65);provided, however, that for the purposes of this calculation, the Borrowers' results of operations for any four fiscal quarter period shall exclude any write down or write-off of asset (whether tangible or intangible) of any manufacturing facility or business unit of the Borrowers which is recorded by Borrowers as a result of the restructuring, relocation, shutdown, or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed of.

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                  3.  Section 2.A of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  A. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries at all times a Tangible Net Worth equal to or greater than (i) TWELVE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($12,700,000) from June 30, 1998 through June 30, 1999; (ii) THIRTEEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($13,700,000) from July 1, 1999 through December 30, 1999; and (iii) FOURTEEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($14,700,000) on and after December 31, 1999.

                  4. Section 2.C of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  C. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries operating working capital (excess of current assets over current liabilities as determined in accordance with generally accepted accounting principles) (excluding notes payable and the current portion of long-term indebtedness) of not less than (i) SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000) from July 31, 1998 through December 31, 1998 and (ii) not less than SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000) from and after January 1, 1999.

                  5. Section 2.E of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  E. Maintain on a consolidated basis with LPC's direct and indirect subsidiaries a ratio of Debt (defined below) to Tangible Net Worth of no greater that 6.0 to 1.0 as of September 30, 1999 and no greater than 5.75 to 1.0 as of December 31, 1999 and thereafter, in each case, as of the end of each fiscal quarter. For purposes of this paragraph E, "Debt" shall mean LPC's total liabilities (on a consolidated basis with LPC's direct and indirect subsidiaries and determined in accordance with generally accepted accounting principals) excluding the twelve and three-quarter percent (12.75%) Senior Subordinated Notes of LPC due February 1, 2000 in the original principal amount of $31,720,125, the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000 in the original principal amount of $346,666.67 and the junior subordinated convertible increasing rate notes of LPC due
                  May 1, 2000 in the original principal of $1,000,000.

                  6. Except as specifically amended herein, the Agreement remains in effect in accordance with its terms.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                 BANK ONE, NA


                                 By:     Mark S. Corr
                                     -----------------------------------------
                                 Title:  Assistant Vice President
                                        --------------------------------------

                                 LEXINGTON PRECISION CORPORATION


                                 By: Dennis J. Welhouse
                                    ------------------------------------------
                                     Dennis J. Welhouse, Senior Vice President


                                 LEXINGTON COMPONENTS, INC.


                                 By: Dennis J. Welhouse
                                    ------------------------------------------
                                     Dennis J. Welhouse, Senior Vice President